As filed with the Securities and Exchange Commission on March 18, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	59-3264661
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1001 East Palm Avenue

Tampa, Florida, 33605

(813) 552-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Joseph J. Liberatore

Executive Vice President, Chief Financial Officer and Secretary

Kforce Inc.

1001 East Palm Avenue

Tampa, Florida 33605

(813) 552-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Robert J. Grammig, Esquire

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

(813) 227-8500

Facsimile: (813) 229-0134

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)(2)(3)(4)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)(3)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)(2)(3)(4)	AMOUNT OF REGISTRATION FEE (5)
Common Stock
Preferred Stock
Warrants
Debt Securities
Depositary Shares
Units
Subtotal			$250,000,000.00	$13,950.00
Common Stock Offerable by the selling shareholders named in this prospectus	5,583,817	$6.38	$35,624,752.46	$1,987.86
Total			$285,624,752.46	$15,937.86

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)	The registrant is hereby registering an indeterminate amount of each identified class of its securities up to a proposed maximum aggregate offering price of $250,000,000, which may be offered from time to time in unspecified numbers at unspecified prices. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

(3)	The selling shareholders named in this prospectus are hereby registering 5,583,817 shares of the registrant’s common stock for resale. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices reported for the registrant’s common stock traded on The Nasdaq Global Select Market on March 16, 2009.

(4)	The registrant is hereby registering such indeterminate amount of each identified class of the identified securities as may be issued upon conversion, exchange, or exercise of any other securities that provide for such conversion, exchange or exercise.

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE AND THE SELLING SHAREHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER WE NOR THE SELLING SHAREHOLDERS NAMED IN THIS PROSPECTUS ARE SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 18, 2009.

PROSPECTUS

$250,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES,

DEPOSITARY SHARES, AND UNITS

Kforce Inc.

5,583,817 Shares of Common Stock

Offered by the Selling Shareholders

From time to time, we may offer shares of our common stock, shares of our preferred stock, warrants, debt securities, depositary shares and units, or any combination of any of these securities, at an aggregate initial offering price not to exceed $250,000,000. The securities offered under this prospectus may be offered separately, together or in series separate, and in amounts, at prices and on terms to be determined at the time of sale. In addition, the selling shareholders named in this prospectus may offer, from time to time, up to an aggregate of 5,583,817 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders.

We will provide specific terms of any offering and any offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as the documents we incorporate by reference, before you invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

Shares of our common stock are quoted on the NASDAQ Global Select Market under the symbol “KFRC.” On March 16, 2009, the last reported sale price of our common stock was $6.32 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The selling shareholders named in this prospectus may also sell shares of our common stock through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our business involves significant risks. These risks are incorporated by reference in this prospectus as set forth under the caption “Risk Factors”.

The date of this prospectus is March     , 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, from time to time, we may offer shares of our common stock, shares of our preferred stock, warrants, debt securities, depositary shares and units, or any combination of these securities, at an aggregate initial offering price not to exceed $250,000,000. In addition, the selling shareholders named in this prospectus may offer and sell up to 5,583,817 shares of our common stock. We will not receive any of the proceeds from any sale of shares by the selling shareholders. This prospectus provides you with a general description of the securities that we or the selling shareholders may offer. Each time we or the selling shareholders sell any common stock, preferred stock, warrants, debt securities, depositary shares or units, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Certain Documents Incorporated by Reference and “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

You should rely only upon the information provided in this prospectus or incorporated in this prospectus by reference. Neither we nor the selling shareholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

Unless stated or the context otherwise requires, references in this prospectus to “the Company,” “Kforce,” “we,” “us” and “our” refer to Kforce Inc. and its subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference in this prospectus, contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements (such as when we describe what “will”, “may” or “should” occur, what we “plan”, “intend”, “estimate”, “believe”, “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding projections of revenue, income, losses, cash flows, capital expenditures, future prospects, anticipated costs and benefits of proposed (or future) acquisitions, integration of acquisitions, plans for future operations, capabilities of business operations, effects of interest rate variations, financing needs or plans, plans relating to products or services of Kforce, estimates concerning the effects of litigation or other disputes and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including, but not limited to, statements about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by the Company or any other person that future events, plans or expectations contemplated by the Company will be achieved. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	declines in gross domestic product in the U.S. and the overall economic condition of the U.S.;

•	impairment of certain of our assets, including goodwill and other intangibles;

•	ability to maintain cash flow or borrowing capacity to support operations;

•	ability to collect our receivables;

•	ability of Kforce to retain and hire key executives, technical personnel and other employees;

•	dependence on senior management; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs;

•	ability to avoid, manage and/or adequately insure employment liability risk and other litigation;

•	ability to comply with the terms of our Credit Facility;

•	the existence or absence of adverse publicity; changes in marketing and technology; changes in political, social and economic conditions;

•	competition in the staffing industry; general risks of the staffing industry;

•	ability to maintain its reputation and relationships with customers, including but not limited to, government agencies, and to continue perform to meet customer expectations;

•	ability to maintain the proper functioning of the information systems used in its business;

•	success of acquisitions and operating initiatives; changes in business strategy or development plans; management of growth;

•	government regulation;

•	experiencing material liabilities under our self-insured programs;

•	maintaining adequate disclosure systems and internal controls and procedures;

•

ability to comply with complex procurement laws and regulations related to the contracts it has with the Federal government; ability to obtain and maintain security clearances required by government contracts;

•	changes in the fiscal or spending policies of the Federal government;

•	other economic, business, and competitive factors affecting our customers, our industry and business generally; and

•	other factors that we may not have currently identified or quantified.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” section contained in this prospectus and the applicable prospectus supplement and the “Risk Factors” and “MD&A” sections in the documents incorporated by reference in this prospectus and the applicable prospectus supplement. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus are made only as of the date of this prospectus, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 9, 1995; and

•

all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is considered to be “filed” under the Exchange Act, or we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described below. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. Such request may be directed to us in writing or by telephone at:

Kforce Inc.

Attention: Investor Relations Department

1001 East Palm Avenue

Tampa, Florida 33605

(813) 552-5000

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file reports, proxy statements and other information with the SEC.

You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a free web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available to the public on our website at http://www.kforce.com. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

This prospectus forms part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

KFORCE INC.

We are a national provider of professional and technical specialty staffing services and solutions and operate through our corporate headquarters in Tampa, Florida as well as our 63 field offices, which cover 41 markets throughout the United States, and two offices in Manila, Philippines. Kforce is a Florida corporation and was formed in August 1994 as a result of the combination of Romac & Associates, Inc. and three of its largest franchises. Kforce completed its Initial Public Offering in August 1995. We provide our clients staffing services and solutions through four business segments: Technology (“Tech”), Finance and Accounting (“FA”), Health and Life Sciences (“HLS”) and Government Solutions (“GS”). The HLS segment includes our Clinical Research and Healthcare specialties. While substantial portions of the sales and delivery functions of our HLS segment are located at our corporate headquarters, substantially all of the staffing services for Tech and FA are sold and delivered through our various field offices and through our National Recruiting Center, which is based within our corporate headquarters. Substantially all GS services are supplied to the federal government, which we serve either as a prime contractor or subcontractor through field offices located in the Washington D.C. and San Antonio, Texas areas. Kforce Global Solutions, Inc., one of our subsidiaries, provides outsourcing solutions internationally through two offices located in Manila. Our international operations comprised approximately 1% of net service revenues for the three years ended December 31, 2008.

In addition to the traditional “back office” support services such as payroll, billing, accounting, legal, treasury and tax, which are highly centralized, our headquarters provides support services to our field offices in areas such as human resources, nationwide recruiting, training, marketing, and national sales initiatives.

Kforce is focused on providing “staffing solutions” services to our clients, which services include flexible staffing (“Flex”) and search (“Search”).

Flex

We provide our clients with qualified individuals (“consultants”) on a temporary basis when it is determined that the consultants have the appropriate skills and experience and they are “the right match” for our clients. In order to be successful in this staffing service, our employees (“associates”) endeavor to: (1) understand and acknowledge the clients’ needs; (2) determine and understand the capabilities of the consultants being recruited; and (3) deliver and manage the client-consultant relationship to the satisfaction of both our clients and our consultants. Proper execution by our associates and our consultants directly impacts the longevity of the assignments as well as increases the likelihood of being able to generate repeat business with our clients.

The Flex business comprised 93.4% of our revenues for the year ended December 31, 2008 and is driven by the number of total hours billed and billing rates. Flex gross profit is determined by deducting consultant pay, benefits and other related costs from Flex revenues. Flex associate commissions, related taxes and other compensation and benefits as well as field management compensation are included in Selling, General and Administrative expenses (“SG&A”), along with administrative and corporate compensation. The Flex business model involves attempting to maximize consultant hours and billing rates, while optimizing consultant pay rates and benefit costs, as well as compensation and benefits for our core associates. Flex revenues also include solutions provided through our GS segment. This revenue involves providing longer term contract services to the customer primarily on a time and materials basis.

Search

The Search business is a smaller, yet important, part of our business that involves locating qualified individuals (“candidates”) for permanent placement with our clients. We primarily perform these searches on a contingency basis; thus, fees are only earned if the candidates are ultimately hired by our clients. The typical structure for search fees is based upon a percentage of the placed individual’s annual compensation in their first year of employment, which is known at the time of placement. We recruit permanent employees from our Flex consultant population, from the job boards, our associates’ networks and from passive candidates we identify who are currently employed and not actively seeking another position. Also, there are occasions where consultants are initially assigned to a client on a Flex basis and later are converted to a permanent placement, for which we also receive a Search fee. Kforce targets clients and recruits for both Flex and Search services, which contributes to our objective of providing integrated solutions for all of our clients’ human capital needs.

Search revenues are driven by placements made and the resulting fees billed and are recognized net of an allowance for “fallouts,” which occur when placements do not complete the applicable contingency period. Although the contingency period varies by contract, it is typically ninety days or less. This allowance for fallouts is estimated based upon historical experience with Search placements that did not complete the contingency period. There are no consultant payroll costs associated with Search placements and thus substantially all Search revenue increases gross profit by a like amount. Search associate commissions, compensation and benefits are included in SG&A.

In order to achieve greater stability in our revenue stream, Kforce management has deemphasized the contribution of Search revenues to total revenues over the last several years. Search revenues comprised 6.6% of total revenue in 2008 in contrast to in excess of 20% in 2000.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference in this prospectus, before making an investment decision. For more information, see the “Certain Documents Incorporated by Reference” and “Where You Can Find More Information” sections in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or our financial condition.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the common stock, preferred stock, warrants, debt securities, depositary shares, and units, or any combination of these securities, for general corporate purposes which may include capital expenditures, the repayment or refinancing of debt, investments in our subsidiaries, working capital, or the financing of possible acquisitions or business opportunities. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with any fees and expenses of underwriter’s counsel and certain of the selling shareholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling shareholders, in effecting the registration, offer and sale of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

	Fiscal Year Ended December 31,
	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	2.3	7.1	7.1	8.1	(1)(2)

(1)	During 2008, we recognized a goodwill and other intangible asset impairment charge of $129,409, which resulted in a pre-tax net loss from continuing operations for 2008.

(2)	Due to our losses in 2008, the coverage ratio was less than 1:1. We must have generated additional earnings before income taxes of $87,104 in 2008 to achieve a coverage ratio of 1:1.

For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from: (1) adding (a) pretax income or loss from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (i) interest capitalized and (ii) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of the interest within rental expense.

Because we have no preferred stock issued (and have not had any issued during the fiscal years shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we may include in any prospectus supplements (which may differ from the terms summarized below), summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. For the complete terms of our capital stock, please refer to our articles of incorporation and bylaws that are filed as exhibits to the reports incorporated by reference into the registration statement that includes this prospectus. Additionally, the Florida Business Corporation Act, as amended (“FBCA”), may also affect the terms of our capital stock.

Description of Common Stock

We currently have 250,000,000 shares of common stock, par value $0.01 per share, authorized under our articles of incorporation. As of March 6, 2009, we had 38,203,442 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on all matters to be voted on by the shareholders. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. In the event of the liquidation, dissolution or winding up of Kforce, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. Since our initial public offering, we have not paid any cash dividends on our common stock.

We have adopted a rights agreement effective as of October 29, 2008. Under the rights agreement, we issued one right to purchase one share of our common stock with respect to each share of our common stock that is issued. However, rights issued under the rights agreement will not be exercisable initially. The rights will trade with our common stock and no certificates will be issued until certain triggering events occur. The rights agreement will automatically terminate on October 28, 2009, unless our shareholders have approved the adoption of the rights agreement on or before that date. Alternatively, the board of directors may redeem the rights at any time prior to 10 days following the date a person or group reaches the acquisition threshold described below. In addition, if we receive a tender offer complying with certain terms and conditions set forth in the rights agreement, the rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called for the purpose of voting on a resolution accepting such offer and authorizing the redemption of the rights pursuant to the provisions of the rights agreement. Rights issued under the agreement will be exercisable only if a person or group, other than exempt persons, including David L. Dunkel, our Chief Executive Officer, acquires 15% or more of our common stock or announces a tender offer for 15% or more of our common stock. If a person or group acquires 15% or more of our common stock, all rightholders except the buyer will be entitled to acquire our common stock at a discount and under certain circumstances to purchase shares of the acquiring company at a discount.

Description of Preferred Stock

We have 15,000,000 shares of preferred stock, par value $0.01 per share, authorized under our articles of incorporation. As of March 6, 2009, we had no shares of preferred stock outstanding. Our board of directors has the authority, without shareholder approval, to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Kforce without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

A prospectus supplement relating to a series of preferred stock will describe terms of that series of preferred stock, including:

•	the designation of such series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that series, the conditions and dates upon which those dividends will be payable and whether those dividends will be cumulative or noncumulative;

•	if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any restrictions on further issuances;

•	any listing of that series on any securities exchange;

•	any special United States federal income tax considerations applicable to the series; and

•	any other terms of that series.

Anti-takeover Effects of Provisions of the Articles of Incorporation, By-laws and Florida Law

Provisions of our articles of incorporation and by-laws are intended to enhance continuity and stability in our board of directors and in our policies, but may have the effect of delaying or preventing a change in control and making it more difficult to remove incumbent management, even if such transactions could be beneficial to the interests of shareholders. A summary description of these provisions follows:

Classified Board

Pursuant to our articles of incorporation, we have a staggered board of directors. Our articles of incorporation provide that our board of directors is divided into three classes. The term of our Class III directors expires at our 2009 annual meeting of shareholders, the term of our Class I directors expires at our 2010 annual meeting of shareholders and the term of our Class II directors expires at our 2011 annual meeting of shareholders. At each of our annual meetings of shareholders, the successors of the class of directors whose term expires at the meeting of shareholders will be elected for a three-year term, one class being elected each year by our shareholders.

Authority to Issue Preferred Stock

Our board of directors may issue, without shareholder approval, up to 15,000,000 shares of preferred stock, and fix the rights and preferences thereof, without a further vote of the shareholders, which may prevent a takeover.

Other Provisions of Our Articles of Incorporation and By-laws

Our articles of incorporation and by-laws also provide that directors may only be removed for cause and upon the affirmative vote of two-thirds of the voting interest of shareholders entitled to vote. The articles of incorporation also contain advance notice requirements by shareholders for director nominations and other actions to be taken at annual meetings. In addition, certain of our officers and managers have employment agreements containing certain provisions that call for substantial payments to be made to such employees in certain circumstances upon a change in control. These provisions of the articles of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change in control of Kforce.

The articles of incorporation also contain a “fair price” provision, which is intended to ensure that the consideration paid by an acquiror in certain transactions involving the Company that follow a successful tender offer must be no less than the highest consideration offered pursuant to the tender offer. Among other things, such transactions must be approved by: (i) the holders of at least 80% of our outstanding common stock, and (ii) the holders of a majority of our outstanding common stock other than the interested shareholder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of Kforce. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Florida Law

We are subject to several anti-takeover provisions under Florida law that apply to a public corporation organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or by-laws. The Company has not elected to opt out of those provisions. The FBCA prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and (iii) a majority or more of such voting power.

The FBCA also contains an “affiliated transaction” provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder, (ii) the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years, or (iii) the transaction is approved by the holders of two-thirds of the corporation’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation’s outstanding voting shares.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “KFRC.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares or units. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We will issue warrants under one or more warrant agreements between us and the warrant agent that we will name in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of a warrant may be purchased;

•	the dates on which the right to exercise the warrants commences and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the amount of debt or equity securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the applicable prospectus supplement.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible. Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the applicable prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the form of indenture attached as an exhibit to the registration statement of which this prospectus forms a part and that is incorporated herein by reference and the debt securities that we may issue under such form of indenture. This summary is not complete and may not describe all of the provisions of the indenture or of the debt securities that may be important to you. For additional information, you should carefully read the form of indenture that is attached as an exhibit to the registration statement of which this prospectus forms a part and that is incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

General

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of shares of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among Kforce, a depositary selected by Kforce and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of Kforce, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Distributions

The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of shares of preferred stock to the record holders of depositary shares relating to such class or series of shares of preferred stock in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Kforce, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of shares of preferred stock on the basis set forth in the prospectus supplement for such class or series of shares of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of shares of preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of shares of preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and Kforce will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Kforce and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by Kforce or the depositary only: (1) if all outstanding depositary shares have been redeemed; (2) if there has been a final distribution in respect of the related class or series of shares of preferred stock in connection with any liquidation, dissolution or winding up of Kforce and such distribution has been distributed to the holders of depositary receipts; or (3) upon the consent of holders of depositary receipts representing not less than 66% of the depositary shares outstanding.

Charges of Depositary

Kforce will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Kforce will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred stock evidenced thereby until all taxes and charges with respect to the depositary receipt or shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from Kforce which are delivered to the depositary and which Kforce is required to furnish to the holders of the shares of preferred stock.

Neither the depositary nor Kforce will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Kforce and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and neither Kforce nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of shares of preferred stock unless satisfactory indemnity is furnished. Kforce and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on the documents believed to be genuine.

Resignation and Removal of the Depositary

The depositary may resign at any time by delivering to Kforce notice of its election to do so, and Kforce may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF UNITS

We may issue units comprised of one or more debt securities, shares of our common stock, shares of our preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities”, “Description of Preferred Stock”, “Description of Common Stock” and “Description of Warrants” will apply to each unit and to any debt security, preferred stock, common stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

The following provision will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under the Trust Indenture Act of 1939

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act of 1939 with respect to their units.

Title

Kforce, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

SELLING SHAREHOLDERS

The following table sets forth information about the selling shareholders’ beneficial ownership of our common stock as of March 6, 2009 (such information has been provided by the selling shareholders) and after the sale of the common stock offered by each selling shareholder, assuming all such shares are sold. None of the selling shareholders has committed to sell any shares under this prospectus. The numbers presented under “Shares Beneficially Owned After the Offering” assumes that all of the shares offered by the selling shareholders are sold and that the selling shareholders acquire no additional shares of our common stock before the completion of this offering. The selling shareholders may offer all, some or none of the shares of our common stock beneficially owned by them. We will pay all expenses incurred with respect to the registration and sale of their respective common stock. We will not receive any proceeds from the sale of our common stock by the selling shareholders. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name of Selling Shareholders	Number of Shares Beneficially Owned	Percent (1)	Number Of Shares Offered	Number of Shares Beneficially Owned(2)	Percent (1)
David L. Dunkel	3,337,606(3)	8.74%	2,251,502	1,086,104	2.84%
Richard M. Cocchiaro	1,758,282(4)	4.60%	1,682,020	25,837	*
Janet Cocchiaro	22,080(5)	*	22,080	0	0%
Eva Cocchiaro	28,345(6)	*	28,345	0	0%
Howard W. Sutter	1,749,637(7)	4.58%	53,554	149,767	*
Marie Sutter	5,000(8)	*	5,000	0	0%
Sutter Investments Ltd.	1,541,316(9)	4.03%	1,541,316	0	0%

*	Less than 1%.

(1)	Percentage calculations based on 38,203,442 shares of our common stock that were issued and outstanding as of March 6, 2009.

(2)	Assumes all of the shares offered by each of the selling shareholders under this prospectus have been sold.

(3)	The number of shares shown in the table includes (i) 939,841 shares subject to options that are currently exercisable; (ii) 377,085 shares of restricted stock; (iii) 1,870,444 shares held by the David L. Dunkel Amended and Restated Revocable Living Trust; (iv) 149,176 shares held by the Dunkel Family Receptacle Trust; and (v) 1,060 shares held by Mr. Dunkel for the benefit of Mr. Dunkel’s children.

(4)	The number of shares shown in the table includes: (i) 1,627,457 shares held directly by Mr. Cocchiaro; (ii) 19,000 shares held by Mr. Cocchiaro’s spouse for which Mr. Cocchiaro disclaims beneficial ownership; (iii) 28,345 shares held by Mr. Cocchiaro’s mother for which Mr. Cocchiaro is deemed a beneficial owner; (iv) 24,937 shares subject to options that are currently exercisable; (v) 3,080 shares held by Mrs. Cocchiaro for the benefit of Mr. Cocchiaro’s sons; and (vi) 55,463 shares held by the Cocchiaro Family Foundation.

(5)	The number of shares shown in the table includes: (i) 19,000 shares held directly by Mrs. Cocchiaro; and (ii) 3,080 held for the benefit of Mrs. Cocchiaro’s sons. Mr. Cocchiaro disclaims beneficial ownership to the shares held by his spouse.

(6)	Mr. Cocchiaro is deemed a beneficial owner of the shares held by his mother.

(7)	The number of shares shown in the table includes: (i) 12,788 shares held directly by Mr. Sutter; (ii) 5,000 shares held by Mr. Sutter’s spouse for which Mr. Sutter is deemed a beneficial owner; (iii) 1,541,316 shares held by Sutter Investments Ltd. of which H.S. Investments is the sole general partner and for which Mr. Sutter is deemed a beneficial owner; (iv) 149,767 shares subject to options that are currently exercisable; and (v) 40,766 shares of restricted stock.

(8)	Mr. Sutter is deemed a beneficial owner of the shares held by his spouse.

(9)	Mr. Sutter is the President, Director, and a shareholder of H.S. Investments which is the sole general partner of Sutter Investments Ltd., therefore, Mr. Sutter is deemed a beneficial owner of the shares held by Sutter Investments Ltd.

None of the selling shareholders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, except as set for the on the following table:

Selling Shareholder	Position
David L. Dunkel	Chairman of the Board, Director and Chief Executive Officer
Howard W. Sutter	Vice Chairman of the Board, Vice President and Director
Richard M. Cocchiaro	Vice Chairman of the Board and Director

PLAN OF DISTRIBUTION

We, or any selling shareholder, may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	to or through underwriters or dealers;

•	through agents; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we, or any selling shareholder, may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We, or any selling shareholder, may also enter into hedging transactions. For example, we, or any selling shareholder, may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we, or any selling shareholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We, or any selling shareholder, may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We, or any selling shareholder, will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We, or any selling shareholder, may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we, or any selling shareholder, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We, or any selling shareholder, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We, or any selling shareholder, may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we, or any selling shareholder, may enter into agreements with such underwriters or agents pursuant to which we, or any selling shareholder, receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We, or any selling shareholder, may sell the offered securities to dealers as principals. We, or any selling shareholder, may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We, or any selling shareholder, may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We, or any selling shareholder, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We, or any selling shareholder, will enter into such delayed contracts only with institutional purchasers that we, or any selling shareholder, approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We, or any selling shareholder, may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the NASDAQ Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We, or any selling shareholder, have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (the “FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710(h).

LEGAL MATTERS

Legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for us by Holland & Knight LLP, Tampa, Florida. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Kforce’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses that we will pay in connection with the issuance and distribution of the securities described in this Registration Statement. Other than the registration fee, each amount shown is an estimate.

Securities and Exchange Commission Registration Fee	$15,938
Trustee’s Fees and Expenses	$15,000
Rating Agencies’ Fees	$75,000
Transfer Agent and Registrar Fees and Expenses	$10,000
Printing Expenses	$100,000
Accounting Fees and Expenses	$100,000
Legal Fees and Expenses	$50,000
Miscellaneous Expenses	$25,000
Total Expenses	$390,938

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article V of our bylaws provides that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law. The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 16.	EXHIBITS.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference in this Registration Statement.

Exhibit Number	Description of Document	Incorporated By Reference	Form Date	Filed Herein

1.1	Form(s) of Underwriting Agreement*

4.1	Registrant’s Amended and Restated Articles of Incorporation	S-1	5/9/96

4.2	Registrant’s Articles of Amendment to Articles of Incorporation	S-4/A	2/9/04

4.3	Registrant’s Articles of Amendment to Articles of Incorporation	S-4/A	2/9/04

4.4	Registrant’s Articles of Amendment to Articles of Incorporation	S-4/A	2/9/04

4.5	Registrant’s Articles of Amendment to Articles of Incorporation	8-K	5/17/00

4.6	Registrant’s Articles of Amendment to Articles of Incorporation	10-K	3/29/02

4.7	Registrant’s Amended & Restated Bylaws	8-K	2/7/07

4.8	Form of Specimen Common Stock Certificate			X

4.9	Rights Agreement, dated October 29, 2008, between Kforce Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificate as Exhibit A, and the Summary of Rights to Purchase Common Stock as Exhibit B	10-Q	10/29/08

4.10	Form of Indenture			X

4.11	Form of Debt Security*

4.12	Form of Preferred Stock Certificate*

4.13	Form of Warrant Agreement*

4.14	Form of Warrant*

4.15	Form of Deposit Agreement*

4.16	Form of Depositary Receipt*

4.17	Form of Unit Agreement*

5.1	Opinion of Holland & Knight, LLP			X

12.1	Computation of Ratio of Earnings to Fixed Charges			X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Certified Public Accounting Firm			X

23.2	Consent of Holland & Knight, LLP (included in opinion filed as Exhibit 5.1)			X

24.1	Power of Attorney (included on signature page to this Registration Statement)			X

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended*

*	To be filed, if necessary, by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

ITEM 17.	UNDERTAKINGS.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on March 18, 2009.

KFORCE INC.

By:	/s/ David L. Dunkel
Name:	David L. Dunkel
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below appoints and constitutes David L. Dunkel, William L. Sanders and Joseph J. Liberatore and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to the within Registration Statement, including post-effective amendments, and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ David L. Dunkel David L. Dunkel	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	March 18, 2009

/s/ Joseph J. Liberatore Joseph J. Liberatore	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	March 18, 2009

/s/ Jeffrey B. Hackman Jeffrey B. Hackman	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 18, 2009

/s/ John N. Allred John N. Allred	Director	March 18, 2009

/s/ W.R. Carey, Jr. W.R. Carey, Jr.	Director	March 18, 2009

/s/ Richard M. Cocchiaro Richard M. Cocchiaro	Vice Chairman of the Board, Director	March 18, 2009

/s/ Mark F. Furlong Mark F. Furlong	Director	March 18, 2009

/s/ Patrick D. Moneymaker Patrick D. Moneymaker	Director	March 18, 2009

/s/ Elaine D. Rosen Elaine D. Rosen	Director	March 18, 2009

/s/ Ralph E. Struzziero Ralph E. Struzziero	Director	March 18, 2009

/s/ Howard W. Sutter Howard W. Sutter	Vice Chairman of the Board, Vice President and Director	March 18, 2009

/s/ A. Gordon Tunstall A. Gordon Tunstall	Director	March 18, 2009

EXHIBIT INDEX

Exhibit Number	Description of Document	Incorporated By Reference	Form Date	Filed Herein

1.1	Form(s) of Underwriting Agreement*

4.1	Registrant’s Amended and Restated Articles of Incorporation	S-1	5/9/96

4.2	Registrant’s Articles of Amendment to Articles of Incorporation	S-4/A	2/9/04

4.3	Registrant’s Articles of Amendment to Articles of Incorporation	S-4/A	2/9/04

4.4	Registrant’s Articles of Amendment to Articles of Incorporation	S-4/A	2/9/04

4.5	Registrant’s Articles of Amendment to Articles of Incorporation	8-K	5/17/00

4.6	Registrant’s Articles of Amendment to Articles of Incorporation	10-K	3/29/02

4.7	Registrant’s Amended & Restated Bylaws	8-K	2/7/07

4.8	Form of Specimen Common Stock Certificate			X

4.9	Rights Agreement, dated October 29, 2008, between Kforce Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Rights Certificate as Exhibit A, and the Summary of Rights to Purchase Common Stock as Exhibit B	10-Q	10/29/08

4.10	Form of Indenture			X

4.11	Form of Debt Security*

4.12	Form of Preferred Stock Certificate*

4.13	Form of Warrant Agreement*

4.14	Form of Warrant*

4.15	Form of Deposit Agreement*

4.16	Form of Depositary Receipt*

4.17	Form of Unit Agreement*

5.1	Opinion of Holland & Knight, LLP			X

12.1	Computation of Ratio of Earnings to Fixed Charges			X

23.1	Consent of Deloitte & Touche LLP, Independent Registered Certified Public Accounting Firm			X

23.2	Consent of Holland & Knight, LLP (included in opinion filed as Exhibit 5.1)			X

24.1	Power of Attorney (included on signature page to this Registration Statement)			X

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended*

*	To be filed, if necessary, by an amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.